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                                                                  EXHIBIT (e)(6)

[LOGO OF AIG] THE AIG LIFE COMPANIES (U.S.)

                              EXECUTIVE ADVANTAGE(SM)

                          DOLLAR COST AVERAGING REQUEST

Policy Number:  _________   Policyholder: ______________________________________
                                           (Last Name, First Name, Middle Name)

Insured:     _____________________________________  Social Security No.:__-__-__
             (Last Name, First Name, Middle Name)

For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below. Allocations must be in 1% increments and no less than 5% to any one account. The total must equal 100%.

                                                               Percent
                                                               -------

Guaranteed Account                                             _______%

ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
  AllianceBernstein Americas Government Income                 _______%
  AllianceBernstein Growth Portfolio                           _______%
  AllianceBernstein Growth and Income Portfolio                _______%
  AllianceBernstein Premium Growth Portfolio                   _______%
  AllianceBernstein Quasar Portfolio                           _______%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                                      _______%
  VP International Fund                                        _______%

CREDIT SUISSE TRUST
  Emerging Growth Portfolio                                    _______%
  Emerging Markets Portfolio                                   _______%
  Global Post-Venture Capital Portfolio                        _______%
  International Focus Portfolio                                _______%
  Large Cap Value Portfolio                                    _______%
  Small Cap Growth Portfolio                                   _______%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  VIP Balanced Portfolio                                       _______%
  VIP Contrafund Portfolio                                     _______%
  VIP Index 500 Portfolio                                      _______%

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
  Developing Markets Securities - Class 2                      _______%
  Growth Securities - Class 2                                  _______%
  Foreign Securities - Class 2                                 _______%

GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                        _______%
  International Equity Fund                                    _______%

J.P. MORGAN SERIES TRUST II
  Mid Cap Value Portfolio                                      _______%
  Small Company Portfolio                                      _______%

MERRILL LYNCH VARIABLE SERIES FUNDS
  Merrill Lynch Basic Value V.I. Fund                          _______%
  Merrill Lynch Fundamental Growth V.I. Fund                   _______%
  Merrill Lynch Government Bond V.I. Fund                      _______%
  Merrill Lynch Small Cap Value V.I. Fund                      _______%

MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1                     _______%
  Emerging Markets Equity Portfolio Class 1                    _______%
  High Yield Portfolio Class 1                                 _______%
  Mid Cap Growth Portfolio Class 1                             _______%
  Money Market Portfolio Class 1                               _______%
  Technology Portfolio Class 1                                 _______%
  U.S. Mid Cap Core Portfolio Class 1                          _______%

NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                                       _______%

PIMCO VARIABLE INSURANCE TRUST
  High Yield Portfolio                                         _______%
  Long Term U.S. Government Portfolio                          _______%
  Real Return Portfolio                                        _______%
  Short-Term Portfolio                                         _______%
  Total Return Bond Portfolio                                  _______%

VANGUARD VARIABLE INSURANCE FUND
  Total Bond Market Index Portfolio                            _______%
  Total Stock Market Index Portfolio                           _______%

VALIC COMPANY I
  International Equities Fund                                  _______%
  Mid Cap Index Fund                                           _______%
  Small Cap Index Fund                                         _______%

Dollar Cost Averaging, Executive Advantage(SM), 05/03, Page 1 of 2

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Select one transfer option:

     [ ] $_____________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

     [ ]  Entire current balance in the Money Market Subaccount over
          _____________ months (maximum 24).

          I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market. I understand that automatic transfers will remain in effect until one of the following occurs:

          1.   My balance in the Money Market Subaccount is depleted;

          2.   You receive my written request to cancel future transfers;

          3.   You receive notification of the Insured's death;

          4.   The Policy ends without value; or

          5.   I submit a new Dollar Cost Averaging Request form.

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.


---------------------------------------------     ------------------------------
Signature of Insured                              Signature of Policyholder (If
                                                  other than Insured)

_________________  ____, 20___
Date Signed

Dollar Cost Averaging, Executive Advantage(SM), 05/03, Page 2 of 2